News Release

Cory Walker

April 16, 2012	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES 15.4% INCREASE IN TOTAL REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its preliminary, unaudited financial results for the first quarter of 2012.

Net income for the first quarter of 2012 was $49,433,000, or $0.34 per share, compared with $46,293,000, or $0.32 per share for the same quarter of 2011, an increase of 6.3%.  Total revenues for the first quarter were $302,486,000, compared with 2011 first-quarter revenues of $262,228,000, an increase of 15.4%.

J. Hyatt Brown, Chairman and acting President and Chief Executive Officer of the Company, noted, "The 2012 first quarter produced results that were better than we anticipated.  In addition to growing our earnings per share by 6.3%, we were pleased to note that our organic growth rate for our core commissions and fees revenue was a positive 0.9%."

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the first quarter of 2012. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the first quarter of 2012 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company's other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,

	2012	2011
REVENUES

Commissions and fees	$296,533	$261,452
Investment income	135	224
Other income, net	5,818	552
Total revenues	302,486	262,228

EXPENSES

Employee compensation and benefits	149,596	126,557
Non-cash stock-based compensation	3,747	2,773
Other operating expenses	43,400	36,076
Amortization	15,613	13,509
Depreciation	3,641	3,135
Interest	4,087	3,607
Change in estimated acquisition earn-out payables	(388)	(99)
Total expenses	219,696	185,558

Income before income taxes	82,790	76,670

Income taxes	33,357	30,377

Net income	$ 49,433	$ 46,293
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Net income per share:
Basic	$0.34	$0.32
	====	====
Diluted	$0.34	$0.32
	====	====
Weighted average number of shares outstanding:
Basic	139,001	138,351
	======	======
Diluted	141,500	140,648
	======	======
Dividends declared per share	$0.0850	$0.08
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended March 31, 2012
(in thousands)
(unaudited)

	Quarter Ended 03/31/12	Quarter Ended 03/31/11	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Retail(2)	$151,946	$140,365	$11,581	8.3%	$12,544	$(963)	(0.7)%

National Programs	53,630	34,095	19,535	57.3%	19,324	211	0.6%

Wholesale Brokerage

	38,382	35,871	2,511	7.0%	549	1,962	5.5%

Services	25,762	15,823	9,939	62.8%	9,060	879	5.6%

Total Core Commissions and Fees (1)	$269,720	$226,154	$43,566	19.3%	$41,477	$2,089	0.9%
	======	======	======		======	=====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended March 31, 2012 and 2011
(in thousands)
(unaudited)

	Quarter Ended 03/31/12	Quarter Ended 03/31/11
Total core commissions and fees(1)	$269,720	$226,154
Profit-sharing contingent commissions	24,221	28,880
Guaranteed supplemental commissions	2,592	3,304
Divested business	-	3,114

Total commissions & fees	$296,533	$261,452
	=======	=======

(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenues derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) guaranteed supplemental commissions (GSC) (revenues derived from special revenue-sharing commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year),and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2)	The Retail segment includes commissions and fees reported in the "Other" column of the Segment Information, which includes corporate and consolidation items.

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	March 31,	December 31,

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 155,714	$ 286,305
Restricted cash and investments	189,519	130,535
Short-term investments	7,645	7,627
Premiums, commissions and fees receivable	293,993	240,257
Deferred income taxes	15,579	19,863
Other current assets	35,341	23,540
Total current assets	697,791	708,127

Fixed assets, net	68,298	61,360
Goodwill	1,649,420	1,323,469
Amortizable intangible assets, net	581,267	496,182
Other assets	20,671	17,873
Total assets	$3,017,447	$2,607,011
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 437,514	$ 327,096
Premium deposits and credits due customers	31,104	30,048
Accounts payable	46,479	22,384
Accrued expenses and other liabilities	85,522	100,865
Current portion of long-term debt	603	1,227
Total current liabilities	601,222	481,620

Long-term debt	450,043	250,033

Deferred income taxes, net	215,349	178,052

Other liabilities	65,783	53,343

Shareholders' equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 143,322 at 2012 and 143,352 at 2011	14,332	14,335
Additional paid-in capital	310,901	307,059
Retained earnings	1,359,817	1,322,562
Accumulated other comprehensive income	-	7

Total shareholders' equity	1,685,050	1,643,963

Total liabilities and shareholders' equity	$3,017,447	$2,607,011
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